UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2025

VisionWave Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-72741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301 Wilmington, DE.	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Entry into a Material Definitive Agreement.

On July 15, 2025, VisionWave Holdings Inc. (the “Company”) entered into a Securities Purchase Agreements (the “July 2025 SPAs”) with two unaffiliated accredited investors (“July 2025 Lenders”), pursuant to which the Company issued promissory notes (the “July 2025 Notes”) to the July 2025 Lenders in the aggregate principal amount of $354,200, which includes an aggregate original issue discount of $46,200, for a purchase price of $308,000. The July 2025 Notes bear interest at a one-time charge of 12% applied on the issuance date, mature on May 15, 2026, and is repayable in five monthly payments commencing January 15, 2026. The July 2025 Notes are convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), solely upon an event of default, at a conversion price equal to 75% of the lowest trading price during the ten trading days prior to conversion. The Company also entered into an irrevocable transfer agent instructions letter with its transfer agent in connection with the July 2025 Notes.

The proceeds from the issuances of the July 2025 Notes will be used for general working capital purposes. The July 2025 Lenders have piggyback registration rights and have agreed not to engage in short sales of the Company’s common stock during the term of the July 2025 Notes. The July 2025 Notes include customary representations, warranties, covenants, and default provisions. The Company may prepay the July 2025 Notes within the first 180 days.

The loan pursuant to the July 2025 Notes closed and funded on July 17, 2025.

The July 2025 Notes were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as the issuances did not involve a public offering, and no underwriters were involved. The July 2025 Lenders represented that they are accredited investors as defined in Rule 501(a) of Regulation D under the Securities Act.

On July 16, 2025, the Board of Directors of the Company adopted the following policies:

●	A Policy on Granting Equity Awards, which establishes procedures for granting equity awards under the Company’s equity compensation plans, including authority, timing, and error correction processes.

●	A Code of Ethics, which sets forth standards of conduct for the Company’s associates, including honesty, avoidance of conflicts of interest, compliance with laws, and proper accounting practices.

●	An Insider Trading Policy, which prohibits insider trading, defines material non-public information, establishes blackout periods, and imposes additional restrictions on certain personnel.

Additionally, on May 29, 2025, the Board of Directors adopted a Compensation Recovery Policy, effective as of such date, which provides for the recovery of erroneously awarded incentive-based compensation from executive officers in the event of an accounting restatement due to material noncompliance with financial reporting requirements, in accordance with Nasdaq listing rules and Rule 10D-1 under the Exchange Act.

The foregoing descriptions of the policies do not purport to be complete and are qualified in their entirety by reference to the full text of such policies, copies of which are filed as Exhibits 99.1, 99.2, 99.3 and 14.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
14.1	Code of Ethics of VisionWave Holdings Inc.
99.1	Policy on Granting Equity Awards of VisionWave Holdings Inc., adopted July 16, 2025
99.2	Insider Trading Policy of VisionWave Holdings Inc., adopted July 16, 2025
99.3	Compensation Recovery Policy of VisionWave Holdings Inc., effective May 29, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2025

VisionWave Holdings, Inc.

By:	/s/ Noam Kenig
Name:	Noam Kenig
Title:	Chief Executive Officer